SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2004

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2004, Curis, Inc. (the “Company”) and Dr. Joseph M. Davie, a member of the Company’s Board of Directors, entered into a consulting agreement (the “Consulting Agreement”). The Consulting Agreement has an effective date of February 2, 2004, which is the date on which Dr. Davie commenced the performance of consulting services for the Company. Under the Consulting Agreement, Dr. Davie agreed to provide consulting services to the Company, including but not limited to services in the areas of business development and drug development, at such times and places as the Company from time to time requests. Dr. Davie’s consulting services include without limitation, the evaluation of IND packages, clinical documents, manufacturing protocols, and intellectual property summaries for potential in-licensing opportunities that the Company may consider. The agreement has an initial term of one year and is subject to termination by either party upon 30 days’ notice. In consideration for the services rendered to the Company by Dr. Davie under the Consulting Agreement, the Company agreed to pay Dr. Davie compensation in the amount of $2,000 per day for each day of consulting work, or $250 per hour for portions thereof of consulting work performed on behalf of the Company, in an amount not to exceed $50,000. On September 23, 2004, Dr. Davie was paid $14,000 for services rendered to the Company pursuant to the Consulting Agreement.

The foregoing summary description of the terms of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2004, the Company notified the NASDAQ Stock Market that, pursuant to Rule 4350(m) of the Marketplace Rules of the National Association of Securities Dealers, Inc., the Company had become aware that during the period between September 23, 2004 and November 15, 2004, the composition of the Audit Committee of the Board of Directors (the “Audit Committee”) did not meet the independence requirements of Rule 4350(d)(2)(A)(ii). Specifically, while conducting a corporate governance compliance review in November 2004, the Chief Financial Officer of the Company concluded that Dr. Davie, a member of the Audit Committee, had erroneously accepted $14,000 of consulting fees from the Company on September 23, 2004, for services provided pursuant to the Consulting Agreement described in Item 1.01 above, in contravention of Rule 10A-3(b)(ii)(a) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder. Immediately upon the determination by the Company, with the advice of counsel, that such payment was impermissible, the Board of Directors replaced Dr. Davie on the Audit Committee with Mr. James R. McNab, a current member of the Board of Directors, who the Company believes meets the independence requirements of Rue 4350(d).

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The Exhibit to this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: November 18, 2004	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement entered into by Curis, Inc. and Dr. Joseph M. Davie on September 23, 2004 with an effective date of February 2, 2004.